UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2021 (December 29, 2020)

Stone Point Credit Corporation
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01375	85-3149929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Horseneck Lane
Greenwich, Connecticut 06830
(Address of Principal Executive Offices, Zip Code)

(203) 862-2900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of December 29, 2020 (the “Closing Date”), Stone Point Credit Corporation (the “Company”) entered into a revolving credit agreement (the “Revolving Credit Agreement”) by and among, inter alios, the Company as the initial borrower, the lenders from time to time party thereto (collectively, the “Lenders”) and Capital One, National Association (“CONA”), as the administrative agent (the “Administrative Agent”), sole lead arranger and a Lender.
The Revolving Credit Agreement provides for a maximum commitment of up to $200,000,000 for a period of up to two years (including extension terms) from the Closing Date subject to the terms set forth in the Revolving Credit Agreement. Under the Revolving Credit Agreement, an unused commitment fee at the rate of 0.35% per annum on the unused portion of the commitment of the Lenders is payable by the Company to the Administrative Agent.
The proceeds of the loans under the Revolving Credit Agreement may be used to acquire portfolio investments and such other uses as permitted under the Revolving Credit Agreement. At the Company’s option, the Revolving Credit Agreement will accrue interest at a rate per annum based on (i) an adjusted LIBOR rate plus an applicable margin of 1.75% or (ii) the greatest of (1) the prime rate plus an applicable margin of 0.75%, (2) the federal funds effective rate plus 0.5% plus an applicable margin of 0.75% or (3) daily LIBOR plus an applicable margin of 1.75%.
The maturity date is the earliest of: (a) December 29, 2021; (b) the date upon which the Administrative Agent declares the Company’s obligations under the Revolving Credit Agreement (the “Obligations”) due and payable after the occurrence of an event of default under the Revolving Credit Agreement; (c) 45 days prior to the termination of the Company’s Operative Documents (as defined in the Revolving Credit Agreement); (d) 45 days prior to the date on which the Company’s ability to call capital commitments for the purpose of repaying the Obligations is terminated, and (e) the date upon which the Company terminates the commitments of the Lenders pursuant to Section 3.6 of the Revolving Credit Agreement or otherwise.
The Revolving Credit Agreement includes customary covenants as well as usual and customary events of default for revolving credit facilities of this nature.
The description above is only a summary of the material provisions of the Revolving Credit Agreement and is qualified in its entirety by reference to a copy of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits
10.1  Revolving Credit Agreement between Stone Point Credit Corporation, as the Initial Borrower, and Capital One, National Association, as the Administrative Agent, Sole Lead Arranger and a Lender, dated December 29, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stone Point Credit Corporation

Dated: January 4, 2021	By:	/s/ Gene Basov
	Name:	Gene Basov
	Title:	Chief Financial Officer